EXHIBIT 2.2

VOTING AGREEMENT

AGREEMENT, dated as of June 9, 2003 between Vitesse Semiconductor Corporation, a Delaware corporation (“Buyer”), and certain shareholders of Multilink Technology Corporation identified on Schedule A to this Agreement (each a “Shareholder” and collectively the “Shareholders”).

WHEREAS, in order to induce Buyer and Margaux Acquisition Corporation to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with Multilink Technology Corporation, a California corporation (the “Company”), Buyer has requested Shareholder, and Shareholder has agreed, to enter into this Agreement with respect to all shares of Class A and Class B common stock, par value $0.0001 per share, of the Company that Shareholder beneficially now owns or may hereafter acquire prior to the termination of this Agreement and all such shares over which Shareholder has voting control (the “Shares”).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

GRANT OF PROXY; VOTING AGREEMENT

Section 1.01.    Voting Agreement.    Each Shareholder hereby agrees to vote all Shares that Shareholder is entitled to vote at the time of any vote to approve and adopt the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto (the “Company Approval Matters”) at any meeting of the Shareholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the Shareholders of the Company. Each Shareholder hereby agrees that it will vote any Shares in such manner as Buyer may direct with respect to all other proposals submitted to the Company’s Shareholders that relates to the Company Approval Matters. Each Shareholder hereby agrees that it will not vote any Shares in favor of the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or (iv) other matter relating to, or in connection with, any of the foregoing matters. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict any Shareholder from acting in such Shareholder’s capacity as a director or officer of the Company (it being understood that this Agreement shall apply to Shareholder solely in Shareholder’s capacity as a Shareholder of the Company).

Section 1.02. Irrevocable Proxy. Each Shareholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, Shareholder hereby grants a proxy appointing Buyer as the Shareholder’s attorney-in-fact and proxy, with full power of substitution, for and in the Shareholder’s name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.01 above as Buyer or its proxy or substitute shall, in Buyer’s sole discretion, deem proper with respect to the Shares. The proxy granted by Shareholder pursuant to this Article 1 is irrevocable and is granted in consideration of Buyer entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by Shareholder shall be revoked upon termination of this Agreement in accordance with its terms.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Each Shareholder severally represents and warrants to Buyer, solely with respect to such Shareholder that:

Section 2.01.    Corporation Authorization.    If the Shareholder is an entity, the execution, delivery and performance by Shareholder of this Agreement and the consummation by Shareholder of the transactions contemplated hereby are within the corporate powers of Shareholder and have been duly authorized by all necessary corporate action. If the Shareholder is married and the Shares set forth on the signature page hereto opposite such Shareholder’s name constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Shareholder’s spouse. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement. This Agreement constitutes a valid and binding Agreement of Shareholder.

Section 2.02.    Non-Contravention.    The execution, delivery and performance by Shareholder of this agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Shareholder, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Shareholder, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration under any provision of any agreement or other instrument binding on Shareholder or (iv) result in the imposition of any Lien on any asset of, or Shares beneficially owned by, such Shareholder.

Section 2.03.    Ownership of Shares.    Except as noted on the signature page hereto, Shareholder is the record and beneficial owner of the Shares, free and clear of any Lien and any other limitation or restriction (including any restriction

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on the right to vote or otherwise dispose of the Shares). Except as noted on the signature page hereto, none of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

Section 2.04.    Total Shares.    Except for the Shares set forth on the signature page hereto, Shareholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Shareholder:

Section 3.01.    Corporation Authorization.    The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Buyer.

ARTICLE 4

COVENANTS OF SHAREHOLDER

Each Shareholder hereby covenants and agrees that:

Section 4.01.    No Proxies for or Encumbrances on Shares.    Except pursuant to the terms of this Agreement, Shareholder shall not, without the prior written consent of Buyer, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any Shares during the term of this Agreement. Shareholder shall not seek or solicit any such acquisition or sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding that would be effected prior to the Closing and agrees to notify Buyer promptly, and to provide all details requested by Buyer, if Shareholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

Section 4.02.    Other Offers.    Shareholder agrees that it and its subsidiaries (if applicable) are persons for whom the Company is obligated not to authorize or

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permit certain actions pursuant to Section 6.03(a) of the Merger Agreement, and such Shareholder agrees that it and its subsidiaries (if applicable) shall not, and shall use their reasonable best efforts to cause their officers, directors, employees or other agents not to, directly or indirectly, take any action described in Section 6.03(a) of the Merger Agreement without written authorization or permission of the Company. For purposes of clarification, any action taken by Shareholder upon authorization of the Company in accordance with the terms of Section 6.03 of the Merger Agreement shall not be deemed to be a violation of this Agreement.

Section 4.03.    Appraisal Rights.    Shareholder agrees not to exercise any rights (including, without limitation, under Chapter 13 of the General Corporation Law of California) to demand appraisal of any Shares which may arise with respect to the Merger.

Section 4.04.    Conversion.    Shareholder shall not, without the prior written consent of Buyer, convert or elect to convert any shares of Class B common stock of the Company that the Shareholder beneficially now owns or may hereafter acquire prior to the termination of this Agreement into shares of Class A common stock of the Company.

ARTICLE 5

MISCELLANEOUS

Section 5.01.    Further Assurances.    Buyer and Shareholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.02.    Amendments; Termination.    Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

Section 5.03.    Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.04.    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without

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the consent of the other parties hereto, except that Buyer may transfer or assign its rights and obligations to any Affiliate of Buyer.

Section 5.05.    Governing Law.    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

Section 5.06.    Counterparts; Effectiveness.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 5.07.    Severability.    If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.08.    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

Section 5.09.    Capitalized Terms.    Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Louis R. Tomasetta
Name: Louis R. Tomasetta
Title: President and CEO

By:	/s/ Richard N. Nottenburg
Name: Richard N. Nottenburg

Class of Stock	Shares Owned
Class A	5,000
Class B	634,000

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Louis R. Tomasetta
Name: Louis R. Tomasetta
Title: President and CEO

JENS ALBERS

By:	/s/ Richard N. Nottenburg, Trustee
Name: Richard N. Nottenburg
Title: Trustee under Amended and Restated Voting Trust Agreement dated March 8, 1999

Class of Stock	Shares Owned
Class B	848,000

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Louis R. Tomasetta
Name: Louis R. Tomasetta
Title: President and CEO

BRENTWOOD AFFILIATES FUND III, L.P. By: Brentwood IX Ventures, LLC, Its General Partner

By:	/s/ G. Bradford Jones
Name: G. Bradford Jones
Title: Managing Member

Class of Stock	Shares Owned
Class A	56,100

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Louis R. Tomasetta
Name: Louis R. Tomasetta
Title: President and CEO

BRENTWOOD ASSOCIATES IX, L.P. By: Brentwood IX Ventures, LLC, Its General Partner

By:	/s/ G. Bradford Jones
Name: G. Bradford Jones
Title: Managing Member

Class of Stock	Shares Owned
Class A	1,813,900

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Louis R. Tomasetta
Name: Louis R. Tomasetta
Title: President and CEO

REDPOINT VENTURES I, L.P. By: Redpoint Ventures I, LLC, Its General Partner

By:	/s/ G. Bradford Jones
Name: /s/ G. Bradford Jones
Title: Managing Director

Class of Stock	Shares Owned
Class A	170,000

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Louis R. Tomasetta
Name: Louis R. Tomasetta
Title: President and CEO

REDPOINT ASSOCIATES I, LLC By: Redpoint Ventures I, LLC, Its Manager

By:	/s/ G. Bradford Jones
Name: G. Bradford Jones
Title: Managing Director

Class of Stock	Shares Owned
Class A	6,000

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Louis R. Tomasetta
Name: Louis R. Tomasetta
Title: President and CEO

REDPOINT TECHNOLOGY PARTNERS A-1, L.P. By: Redpoint Ventures I, LLC, Its General Partner

By:	/s/ G. Bradford Jones
Name: G. Bradford Jones
Title: Managing Director

Class of Stock	Shares Owned
Class A	480

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ Louis R. Tomasetta
Name: Louis R. Tomasetta
Title: President and CEO

REDPOINT TECHNOLOGY PARTNERS Q-1, L.P. By: Redpoint Ventures I, LLC, Its General Partner

By:	/s/ G. Bradford Jones
Name: G. Bradford Jones
Title: Managing Director

Class of Stock	Shares Owned
Class A	23,520

SCHEDULE A

•	Richard N. Nottenburg
•	Jens Albers
•	Brentwood Affiliates Fund III, L.P.
•	Brentwood Associates IX, L.P.
•	Redpoint Ventures I, L.P.
•	Redpoint Associates I, LLC
•	Redpoint Technology Partners A-1, L.P.
•	Redpoint Technology Partners Q-1, L.P.